LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

The undersigned makes, constitutes and appoints each of Terry Rich and Jessica Rumschlag as the undersigneds true and lawful attorney-in-fact, with full power and authority as described below on behalf of and in the name, place and stead of the undersigned to: (1) prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 (including any amendments to such Forms) with respect to the securities of Surgalign Holdings, Inc., a Delaware corporation (the Company), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under
Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the Exchange
Act); (2) seek or obtain, as the undersigneds representative and on the undersigneds behalf, information on transactions in the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and (3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the above. The undersigned acknowledges that: (1) this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information; (2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable; (3) neither the Company nor such attorney-in-fact assumes: (i) any liability for the undersigneds responsibility to comply with the requirement of the Exchange Act; (ii) any liability of the undersigned for any failure to comply with such requirements; or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigneds obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act. The undersigned gives and grants the above attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the above matters as fully to all intents and purposes as the undersigned might or could do if present, ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney. This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact or until the undersigned is no longer required to file Forms 3, 4, and 5 with regards to the undersigneds ownership of or transaction in the Companys securities.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of April, 2022.

/s/David Lyle
Signature

David Lyle
Print Name

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of San Diego

On April 28, 2022 before me, Jennifer Russell, a notary public, personally appeared David Lyle, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. I certify under PENAL TY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Jennifer Russell
Signature of Notary

My commission expires: January 8, 2026
My commission #: 2389849